Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

SAN DIEGO, CA 92130

UNITED STATES OF AMERICA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-174789, 333-173266, 333-146453, 333-149807 and 333-136440) and Form S-8 (File Nos. 333-174790, 333-169719, and 333-156985) of Marshall Edwards, Inc. of our report dated August 26, 2010, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Audit (NSW-VIC) Pty Limited

Sydney, NSW, Australia

September 28, 2011